UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Commission File Number 1-7062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hotels Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2022, InnSuites Hospitality Trust (the “Trust”) received a letter from NYSE Regulation giving an official notice of noncompliance of the Trust with continued listing standards of NYSE American LLC (the “Exchange”) because the Trust failed to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the Fiscal Quarter ended April 30, 2022 (the “Delinquent Report”). This filing delinquency subjects the Trust to the procedures and requirements of Section 1007 of the NYSE American Company Guide. If uncured, this filing delinquency could result in suspension of trading or delisting of the Trust’s shares.

The Trust intends to cure the filing delinquency, has contacted the Exchange, and is working diligently to file the Delinquent Report as soon as possible. The Trust was unable to timely file the Delinquent Report because the Trust was delayed in obtaining and compiling information required to be included in the Delinquent Report, which delay the Trust was unable to eliminate without unreasonable effort and expense. On June 15, 2022, the Trust filed a notice in accordance with Rule 12b-25 of the Securities Exchange Act of 1934, stating the reason for the delay, and undertaking that the Trust would file its Quarterly Report on Form 10-Q no later than June 22, 2022, the fifth calendar day following the prescribed due date. The Trust was unable to file on that date as anticipated, and now believes that it will be able to file the Delinquent Report on or before July 1, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release of InnSuites Hospitality Trust, dated June 29, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: June 29, 2022